FOR IMMEDIATE RELEASE	Exhibit 99.1

Genesis HealthCare Contact:
Lori Mayer
Investor Relations
610-925-2000

GENESIS HEALTHCARE CORPORATION REPORTS
THIRD QUARTER FISCAL 2006 RESULTS

•	Operating Results in Line with Expectations

•	Consolidated Revenues Grow 5.9% Over Prior Year

•	Occupancy Remains Strong at 90.9%

KENNETT SQUARE, PA – (August 2, 2006) – Genesis HealthCare Corporation (GHC) (NASDAQ: GHCI) today announced income from continuing operations of $9.6 million, or $0.49 per diluted share, and net income of $9.7 million, or $0.49 per diluted share, for the quarter ended June 30, 2006, compared with income from continuing operations of $10.0 million, or $0.50 per diluted share, and net income of $8.8 million, or $0.44 per diluted share, in the comparable period in the prior year.

Income from continuing operations was $29.1 million, or $1.48 per diluted share, and net income was $29.2 million, or $1.49 per diluted share for the nine months ended June 30, 2006. Income from continuing operations in the comparable period in the prior year totaled $35.9 million, or $1.79 per diluted share, and net income totaled $35.1 million, or $1.75 per diluted share. The current and prior year periods were impacted by certain highlighted transactions and events described further below.

“Adjusted earnings of $0.56 per diluted share met our expectations after adjusting for a total of $0.07 per share related to debt extinguishment, income tax, stock-based deferred compensation expenses and incremental stock option expense under SFAS 123R specifically excluded from our earnings guidance,” stated George V. Hager, Jr., Chairman and Chief Executive Officer. “I am pleased by the growth in both our inpatient and rehabilitation therapy services segments this quarter. We continue to grow occupancy year over year and are encouraged by the marked improvement in revenue and operating profitability in our rehab business. We have just completed a number of facility modernizations and are accelerating the pace in the development and introduction of specialty services, both of which enhance GHC’s positioning with our patients, their families and key referral sources. While we have more to do to extend and market these programs across our portfolio, we believe that these capabilities uniquely address market needs and preferences.”

Revenue for the quarter ended June 30, 2006 grew 5.9% to $442.2 million compared to revenue of $417.5 million in the comparable period in the prior year. Revenue for the nine months ended June 30, 2006 totaled $1,316.7 million compared to revenue of $1,284.3 million in the same period in the prior year. Year-over-year revenue growth was all the more significant given that $35.2 million of provider assessments, which pertained to prior periods, was recognized in the nine month period ended June 30, 2005.

EBITDA for the quarter ended June 30, 2006 totaled $38.4 million compared to EBITDA of $35.5 million in the prior year quarter. EBITDA for the nine months ended June 30, 2006 totaled $114.4 million compared to $117.8 million of EBITDA for the comparable period in the prior year. (See attached reconciliation on page 9).

EBITDA, net income and diluted earnings per share were impacted by certain transactions and events in the current and prior year periods, which are highlighted below to facilitate understanding of the current period versus prior period results:

	Three months ended June 30, 2006			Three months ended June 30, 2005

favorable / (unfavorable) impact (in millions, except earnings per share)	EBITDA	Net Income	Diluted EPS	EBITDA	Net Income	Diluted EPS

Debt extinguishment costs	$(0.6)	$(0.4)	$(0.02)	$(6.9)	$(4.2)	$(0.21)
Stock option compensation under SFAS 123R	(1.7)	(1.0)	(0.05)	—	—	—
Favorable cost report settlement	—	—	—	4.3	2.6	0.13
Write-off of replaced time-clocks	—	—	—	(0.9)	(0.5)	(0.03)
Changes in effective tax rate and impact of tax credits	—	(0.1)	(0.01)	—	0.7	0.04

	Nine months ended June 30, 2006			Nine months ended June 30, 2005

favorable / (unfavorable) impact (in millions, except earnings per share)	EBITDA	Net Income	Diluted EPS	EBITDA	Net Income	Diluted EPS

Debt extinguishment costs	$(0.8)	$(0.5)	$(0.02)	$(11.8)	$(7.1)	$(0.35)
Stock option compensation under SFAS 123R	(3.2)	(1.9)	(0.10)	—	—	—
Favorable cost report settlement	—	—	—	4.3	2.6	0.13
Write-off of replaced time-clocks	—	—	—	(0.9)	(0.5)	(0.03)
Changes in effective tax rate and impact of tax credits	—	(0.3)	(0.02)	—	1.7	0.08
Provider assessments pertaining to prior years	—	—	—	6.4	3.9	0.19

Inpatient Services
Inpatient services net revenue totaled $397.1 million in the quarter ended June 30, 2006 compared to inpatient services net revenue of $375.7 million in the prior year quarter. Revenue grew 5.7% in the quarter ended June 30, 2006 primarily due to third party payor rate growth, growth in occupancy and Medicare acuity. Medicare rates in the quarter ended June 30, 2006 grew 9.0% to $400 per patient day from the prior year quarter as a result of the 3.1% market basket adjustment received on October 1, 2005 and higher Medicare patient acuity. Medicaid rates in the quarter ended June 30, 2006 grew 4.0% to $185 per patient day from the prior year quarter, however, after adjusting for increases in provider tax expenses, most notably in the Commonwealth of Pennsylvania, net Medicaid rates grew by only 1.7% in the quarter. GHC’s occupancy grew 150 basis points to 90.9% from 89.4% in the prior year quarter. Adjusting for the change in number of licensed beds quarter over prior year quarter, occupancy grew 60 basis points.

Inpatient services EBITDA totaled $52.9 million in the quarter ended June 30, 2006 compared to $54.5 million in the prior year quarter.

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“We are pleased with our occupancy and our ability to attract and service the needs of even higher acuity patients this quarter versus the same period in the prior year, which, after adjusting for $4.3 million of favorable cost report settlements and $0.9 million of write offs related to an obsolete labor management system recognized in the prior year quarter, helped fuel modest organic growth in the inpatient services segment,” stated James V. McKeon, Chief Financial Officer. “Further earnings growth in the current year quarter was challenged by lower than inflationary net Medicaid rate growth and higher utility costs in this year’s quarter versus the prior year quarter.”

Rehabilitation Services
Rehabilitation services revenues grew 13.7% to $60.0 million in the quarter ended June 30, 2006 from $52.8 million in the prior year quarter. Revenues benefited from the implementation of higher pricing, higher patient acuity in the inpatient business and improved caseload.

Rehabilitation services EBITDA grew 24.2% to $4.0 million in the quarter ended June 30, 2006 from rehabilitation services EBITDA of $3.2 million in the prior year quarter. Rehabilitation EBITDA margins improved to 6.6% from 6.0% in the same period in the prior year due to the higher pricing, and therapist and operational efficiencies gained through newly implemented rehab technology.

Balance Sheet and Cash Flow
GHC ended the quarter with $439.9 million of debt and $60.0 million of cash. During the quarter, GHC repaid $9.1 million of indebtedness having a weighted average interest rate of approximately 7.5%.

GHC’s operating cash flow in the quarter ended June 30, 2006 was impacted by a series of timing issues resulting in a use of cash of $0.2 million. Operating cash flow was reduced by approximately $12 million due to changes in the Pennsylvania Medicaid payment schedule and approximately $14.0 million of incremental advanced funding associated with recently renewed insurance programs. Other seasonal uses of cash include GHC’s annual contribution to its employee retirement plans and the timing of interest, tax and other routine payments. Operating cash flow in the quarter ended June 30, 2005 was positively impacted by receipt of approximately $10.0 million of retroactive Pennsylvania and New Jersey provider assessments. GHC expects the turnaround of timing issues will generate positive operating cash flow in its fourth fiscal quarter.

Capital spending in the quarter ended June 30, 2006 was $23.5 million versus $17.1 million in the prior year quarter and $21.5 million in the quarter ending March 31, 2006.

Acquisitions
On June 1, 2006, GHC purchased its joint venture partners’ interests in three skilled nursing facilities located in the State of West Virginia having a combined 208 beds. GHC previously owned a 50% interest in these facilities and managed the operations, but upon completion of the transaction GHC now owns 100% of each facility. In accordance with FASB Interpretation No. 46, “Consolidation of Variable Interest Entities – an Interpretation of ARB No. 51” (FIN 46), GHC had previously consolidated the financial statements of one of the facilities and recorded minority interest to reflect the joint venture partners’ interests. The combined annual revenues and pre tax income from continuing operations of the two previously unconsolidated facilities total approximately $10.0 million and $1.2 million, respectively. The impact of consolidating the two facilities effective June 1, 2006 had a negligible impact on GHC’s financial results in the quarter.

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In addition, GHC previously announced an agreement to enter into a lease and purchase option for 11 facilities in the State of Maine.

Reimbursement Update
On July 27, 2006, CMS published a 3.1% annual update to Medicare payment rates for SNF providers effective October 1, 2006. GHC has not yet quantified the impact of revisions to geographic wage index factors, which also influence Medicare payment rates.

Stock-Based Compensation
Effective October 1, 2005, GHC adopted the provisions of Statement of Financial Accounting Standard No. 123(R), “Share-Based Payment” (SFAS 123R). In connection with the adoption of SFAS 123R, GHC recognized $1.7 million, or $0.05 per diluted share, and $3.2 million, or $0.10 per diluted share, of compensation expense associated with employee stock options in the three and nine months ended June 30, 2006, respectively. SFAS 123R requires that stock-based compensation expense be recognized on awards that are ultimately expected to vest. The higher level of stock option expense recognized in the three months ended June 30, 2006 reflects a change in GHC’s estimated level of stock option forfeitures. As a result, GHC’s original estimate of the fiscal 2006 impact of adopting SFAS 123R of $0.10 per diluted share has been changed to $0.13 per diluted share.

The following table illustrates the components of total stock-based compensation on a pretax basis recognized in the current and prior year periods:

	Three months ended		Nine months ended

(in millions)	June 30, 2006	June 30, 2005	June 30, 2006	June 30, 2005

Stock options	$1.7	$—	$3.2	$—
Stock incentive plan	0.5	0.8	3.3	2.5
Stock held in deferred compensation plan	0.7	0.5	1.5	2.5

Total	$2.9	$1.4	$8.0	$5.0

Insurance Renewal
During the third quarter of fiscal 2006, GHC completed its annual liability insurance renewal process for the June 2006-2007 policy year with inflationary cost increases.

Income Taxes
GHC’s effective tax rate continues to be adversely impacted by the lapsing of certain jobs related tax credit provisions at December 31, 2005, which have increased GHC’s effective tax rate for fiscal 2006 by almost 1%. GHC continues to carry significant net operating loss carryforwards to shield taxable income.

Outlook
GHC is maintaining its expected fiscal 2006 earnings guidance of $2.20 to $2.25 per diluted share on a Non-GAAP basis. The Non-GAAP guidance excludes the impact of costs related to debt extinguishment, incremental stock-based compensation related to changes in the value of GHC’s common stock held in the deferred compensation plan, incremental stock-based compensation for stock options under SFAS 123R and assumes an effective tax rate of 40%. The following table provides a reconciliation of GAAP guidance to Non-GAAP guidance:

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	Twelve months ended September 30, 2006

	Low end	High end

Diluted EPS from continuing operations – GAAP, as projected	$2.07	$2.12
Add back:
Debt extinguishment costs	0.02	0.02
Non-cash stock based compensation for shares in deferred compensation plan	0.05	0.05
Incremental non-cash stock based compensation for stock options	0.03	0.03
Effective tax rate adjusted to 40%	0.03	0.03

Diluted EPS from continuing operations – Non GAAP, as projected	$2.20	$2.25

The incremental non-cash, stock-based compensation for stock options add back of $0.03 per diluted share represents GHC’s change in estimate of the full fiscal year impact of adopting SFAS 123R – see section labeled “Stock-Based Compensation”.

The following table provides a reconciliation of the current quarter and fiscal year to date GAAP results to Non-GAAP results:

	Three months ended	Nine months ended

	June 30, 2006

Diluted EPS from continuing operations – GAAP, as reported	$0.49	$1.48
Add back:
Debt extinguishment costs	0.02	0.02
Non-cash stock based compensation for shares in deferred compensation plan	0.02	0.05
Incremental non-cash stock based compensation for stock options	0.02	0.02
Effective tax rate adjusted to 40%	0.01	0.02

Diluted EPS from continuing operations – Non GAAP, as reported	$0.56	$1.59

Restatement
All prior year financial and operational information in this release reflects the impact of certain adjustments more fully described in GHC’s amended annual report on Form 10-K/A for its fiscal year ended September 30, 2005 filed on June 20, 2006.

Conference Call
Genesis HealthCare Corporation will hold a conference call at 9:00 a.m. Eastern Time on Thursday, August 3, 2006 to discuss the results. Investors can access the conference call by phone at (888) 798-1823 or live via webcast through the GHC web site at http://www.genesishcc.com, where a replay of the call will also be posted for one year.

About Genesis HealthCare Corporation
Genesis HealthCare Corporation (NASDAQ: GHCI) is one of the nation’s largest long-term care providers with over 200 skilled nursing centers and assisted living residences in 12 eastern states. Genesis also supplies contract rehabilitation therapy to over 600 healthcare providers in 20 states and the District of Columbia.

Visit our website at www.genesishcc.com.

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Statements made in this release, our website and in our other public filings and releases, which are not historical facts contain "forward-looking" statements (as defined in the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties and are subject to change at any time. These forward-looking statements may include, but are not limited to, statements containing words such as "anticipate,""believe,""plan,""estimate,""expect,""intend,""may," “target,” “appears” and similar expressions. Such forward looking statements include, without limitation, closure or timing of the Sandy River transaction or other transactions, expected reimbursement rates, including RUGs changes, our net operating loss carryforwards, our 2006 effective tax rate, agency labor utilization, wage rates, debt repayments, share repurchases, provider tax assessments, changes in state Medicaid rates, our plans to improve the operating performance of our Rehabilitation services segment and progress to date, the extent and effectiveness of our facilities renovation program, levels of lease expense, interest expense, depreciation expense, capital spending, our anticipated results of operations for fiscal 2006 and expected earnings per diluted share on a non-GAAP basis for fiscal 2006. Factors that could cause actual results to differ materially include, but are not limited to, the following: costs, changes in the reimbursement rates or methods of payment from Medicare or Medicaid, or the implementation of other measures to reduce reimbursement for our services; efforts of third party payors to control costs; the impact of federal and state regulations; changes in payor mix and payment methodologies; competition in our business; an increase in insurance costs and potential liability for losses not covered by, or in excess of, our insurance; competition for and availability of qualified staff in the healthcare industry; our ability to control operating costs, and generate sufficient cash flow to meet operational and financial requirements; and an economic downturn or changes in the laws affecting our business in those markets in which we operate.

The forward-looking statements involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control. We caution investors that any forward-looking statements made by us are not guarantees of future performance. We disclaim any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

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GENESIS HEALTHCARE CORPORATION AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
THREE MONTHS ENDED JUNE 30, 2006 AND 2005
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	Three months ended

	June 30, 2006	June 30, 2005

		(Restated)

Net revenues	$442,230	$417,494
Operating expenses:
Salaries, wages and benefits	272,814	257,894
Other operating expenses	127,117	114,502
Loss on early extinguishment of debt	605	6,933
Lease expense	5,445	5,467
Depreciation and amortization expense	15,843	13,828
Interest expense	6,387	6,479
Investment income	(2,178)	(2,810)

Income before income tax expense, equity in net income of unconsolidated affiliates and minority interests	16,197	15,201
Income tax expense	6,559	5,498

Income before equity in net income of unconsolidated affiliates and minority interests	9,638	9,703
Equity in net income of unconsolidated affiliates	540	496
Minority interests	(621)	(154)

Income from continuing operations	9,557	10,045
Income (loss) from discontinued operations, net of taxes	129	(1,269)

Net income	$9,686	$8,776

Per common share data:
Basic:
Income from continuing operations	$0.49	$0.51
Income (loss) from discontinued operations	0.01	(0.06)
Net income	$0.50	$0.45
Weighted average shares	19,328,064	19,619,845

Diluted:
Income from continuing operations	$0.49	$0.50
Income (loss) from discontinued operations	0.01	(0.06)
Net income	$0.49	$0.44
Weighted average shares	19,607,162	19,937,181

GENESIS HEALTHCARE CORPORATION AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
NINE MONTHS ENDED JUNE 30, 2006 AND 2005
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	Nine months ended

	June 30, 2006	June 30, 2005

		(Restated)

Net revenues	$1,316,660	$1,284,256
Operating expenses:
Salaries, wages and benefits	810,080	768,897
Other operating expenses	381,239	375,737
Loss on early extinguishment of debt	793	11,765
Lease expense	16,531	16,916
Depreciation and amortization expense	46,212	39,432
Interest expense	19,242	22,196
Investment income	(6,354)	(6,873)

Income before income tax expense, equity in net income of unconsolidated affiliates and minority interests	48,917	56,186
Income tax expense	19,913	21,162

Income before equity in net income of unconsolidated affiliates and minority interests	29,004	35,024
Equity in net income of unconsolidated affiliates	1,509	2,003
Minority interests	(1,439)	(1,153)

Income from continuing operations	29,074	35,874
Income (loss) from discontinued operations, net of taxes	117	(758)

Net income	$29,191	$35,116

Per common share data:
Basic:
Income from continuing operations	$1.50	$1.82
Income (loss) from discontinued operations	0.01	(0.04)
Net income	$1.51	$1.78
Weighted average shares	19,342,473	19,758,715

Diluted:
Income from continuing operations	$1.48	$1.79
Income (loss) from discontinued operations	0.01	(0.04)
Net income	$1.49	$1.75
Weighted average shares	19,609,881	20,069,697

GENESIS HEALTHCARE CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NET INCOME TO EBITDA
(IN THOUSANDS)

	Three months ended		Nine months ended

	June 30, 2006	June 30, 2005	June 30, 2006	June 30, 2005

		(Restated)		(Restated)
Net income	$9,686	$8,776	$29,191	$35,116
Add back:
(Income) loss from discontinued operations, net of taxes	(129)	1,269	(117)	758
Equity in net income of unconsolidated affiliates	(540)	(496)	(1,509)	(2,003)
Minority interests	621	154	1,439	1,153
Income tax expense	6,559	5,498	19,913	21,162
Interest expense	6,387	6,479	19,242	22,196
Depreciation and amortization expense	15,843	13,828	46,212	39,432

EBITDA	$38,427	$35,508	$114,371	$117,814

GENESIS HEALTHCARE CORPORATION AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)

	June 30, 2006	September 30, 2005

Assets:
Current assets:
Cash and equivalents	$59,994	$107,350
Current portion of restricted cash and investments in marketable securities	38,234	39,875
Accounts receivable, net	215,936	186,296
Prepaid expenses and other current assets	44,624	41,746
Deferred income taxes	43,179	43,148

Total current assets	401,967	418,415

Property and equipment, net	849,696	818,138
Assets held for sale	3,911	3,911
Restricted cash and investments in marketable securities	64,250	63,639
Deferred income taxes	6,647	13,789
Other long-term assets	89,114	94,808

Total assets	$1,415,585	$1,412,700

Liabilities and Shareholders’ Equity:
Current liabilities:
Current installments of long-term debt	$4,640	$5,419
Accounts payable and accrued expenses	134,710	158,257
Current portion of self-insurance liability reserves	38,234	39,875

Total current liabilities	177,584	203,551

Long-term debt	435,301	445,677
Self-insurance liability reserves	71,155	73,952
Other long-term liabilities	42,285	38,707
Commitments and contingencies
Shareholders' equity:

Total shareholders’ equity	689,260	650,813

Total liabilities and shareholders’ equity	$1,415,585	$1,412,700

GENESIS HEALTHCARE CORPORATION AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
THREE MONTHS ENDED JUNE 30, 2006 AND 2005
(IN THOUSANDS)

	Three months ended

	June 30, 2006	June 30, 2005

		(Restated)
Cash flows from operating activities:
Net income	$9,686	$8,776
Net charges included in operations not requiring funds	29,890	33,521
Changes in assets and liabilities:
Accounts receivable	(8,907)	36,843
Accounts payable and other accrued expenses	(22,293)	(29,112)
Other, net	(8,597)	2,698

Total adjustments	(9,907)	43,950

Net cash (used in) provided by operating activities	(221)	52,726

Cash flows from investing activities:
Capital expenditures	(23,505)	(17,131)
Net (purchases) sales of restricted marketable securities	(7,279)	8,716
Net change in restricted cash and equivalents	7,988	17
Purchase of eldercare centers, net of cash acquired	1,683	(1,866)
Proceeds from sales of eldercare assets	—	1,372
Other, net	(835)	(1,318)

Net cash used in investing activities	(21,948)	(10,210)

Cash flows from financing activities:
Repayment of long-term debt	(9,133)	(48,413)
Debt issuance costs and debt prepayment premium	(404)	(5,442)
Purchase of common stock for treasury	—	(4,364)
Proceeds from exercise of stock options	2,187	3,511
Other, net	870	—

Net cash used in financing activities	(6,480)	(54,708)

Net decrease in cash and equivalents	$(28,649)	$(12,192)
Cash and equivalents:
Beginning of period	88,643	131,151

End of period	$59,994	$118,959

GENESIS HEALTHCARE CORPORATION AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
NINE MONTHS ENDED JUNE 30, 2006 AND 2005
(IN THOUSANDS)

	Nine months ended

	June 30, 2006	June 30, 2005

		(Restated)
Cash flows from operating activities:
Net income	$29,191	$35,116
Net charges included in operations not requiring funds	82,253	85,226
Changes in assets and liabilities:
Accounts receivable	(38,646)	(22,869)
Accounts payable and other accrued expenses	(22,313)	8,861
Other, net	(2,697)	7,239

Total adjustments	18,597	78,457

Net cash provided by operating activities	47,788	113,573

Cash flows from investing activities:
Capital expenditures	(77,467)	(40,752)
Net purchases of restricted marketable securities	(6,804)	(5,476)
Net change in restricted cash and equivalents	7,367	4,105
Purchase of eldercare centers, net of cash acquired	(3,140)	(8,898)
Proceeds from sales of eldercare assets	—	6,664
Other, net	5,993	67

Net cash used in investing activities	(74,051)	(44,290)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	—	180,000
Repayment of long-term debt	(14,345)	(225,329)
Debt issuance costs and debt prepayment premium	(534)	(14,303)
Purchase of common stock for treasury	(10,691)	(25,158)
Proceeds from exercise of stock options	3,295	6,629
Other, net	1,182	(113)

Net cash used in financing activities	(21,093)	(78,274)

Net decrease in cash and equivalents	$(47,356)	$(8,991)
Cash and equivalents:
Beginning of period	107,350	127,950

End of period	$59,994	$118,959

GENESIS HEALTHCARE CORPORATION AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS (UNAUDITED)

	Three months ended		Nine months ended

Segment Data (dollars in thousands) (1)	June 30, 2006	June 30, 2005	June 30, 2006	June 30, 2005

		(Restated)		(Restated)
Inpatient services
Revenue	$397,100	$375,704	$1,183,489	$1,159,436
EBITDA – $	52,894	54,521	157,139	164,519
EBITDA – %	13.3%	14.5%	13.3%	14.2%
EBITDA – $ per patient day	$30.56	$31.90	$30.24	$31.87
Rehabilitation therapy services (including intersegment amounts)
Revenue	$60,047	$52,823	$176,406	$157,894
EBITDA – $	3,963	3,191	12,024	10,986
EBITDA – %	6.6%	6.0%	6.8%	7.0%

	Three months ended		Nine months ended

Selected Operating Statistics (Inpatient services segment)	June 30, 2006	June 30, 2005	June 30, 2006	June 30, 2005

Occupancy – Licensed Beds	90.9%	89.4%	91.4%	90.0%

Patient Days:
Private and other	359,072	353,356	1,064,123	1,064,118
Medicare	269,485	271,225	806,693	815,983
Medicaid	1,102,114	1,084,538	3,325,114	3,281,799

Total Days	1,730,671	1,709,119	5,195,930	5,161,900

Per Diems:
Private and other	$218.54	$205.03	$215.51	$202.52
Medicare	399.63	366.74	396.16	366.83
Medicaid (Pro Forma) (2)	185.20	178.04	184.01	178.57

Revenue quality mix (non-Medicaid) (2)	48.6%	47.9%	48.3%	47.7%

Nursing labor costs per patient day:
Employed labor	$85.48	$81.73	$84.90	$81.01
Agency labor	3.09	3.28	2.87	3.30

Total	$88.57	$85.01	$87.77	$84.31

End of period:	Inpatient Licensed Beds	Inpatient Facility Count

Owned
– Skilled Nursing	15,348	123
– Assisted Living	756	7

Total Owned	16,104	130
Leased
– Skilled Nursing	3,638	25
– Assisted Living	557	6

Total Leased	4,195	31

Total Owned and Leased (Consolidated)	20,299	161

Jointly Owned
– Skilled Nursing	745	4
– Assisted Living	586	5
Managed
– Skilled Nursing	2,967	23
– Assisted Living	611	4
– Transitional Care Units	286	11

Total Jointly Owned and Managed – (Unconsolidated)	5,195	47

(1)	–	The prior year segment EBITDA previously reported was adjusted to reflect incentive compensation expenses at the segment level. In addition, all prior period segment EBITDA previously reported was adjusted to reflect the centralization of GHC's recruiting function. These adjustments were made to conform with the current presentation which includes such expenses at the segment level.
(2)	–	Medicaid per diems and quality revenue mix are presented on a pro forma basis to reflect retroactive provider assessments and other reimbursement settlements in the period they relate to.